EXHIBIT 10.7

August 6, 2020
CONFIDENTIAL
TO: Third Point Reinsurance Ltd.
Point House
3 Waterloo Lane
Pembroke HM 08 Bermuda

        Re: Equity Financing Commitment
Ladies and Gentlemen:
Reference is made to the Agreement and Plan of Merger attached hereto as Annex I (the “Merger Agreement”), dated as of the date hereof, by and among Sirius International Insurance Group, Ltd., a Bermuda exempted company limited by shares (“Company”), Third Point Reinsurance Ltd., a Bermuda exempted company limited by shares, and Yoga Merger Sub Limited, a Bermuda exempted company limited by shares and a wholly owned Subsidiary of Parent (“Merger Sub”). Capitalized terms used herein without definition shall have the meanings given to them in the Merger Agreement.
1.This letter agreement (this “Letter Agreement”) shall become effective only upon execution and delivery of the Merger Agreement by Parent.  The undersigned hereby commits, subject to the conditions set forth herein and further set forth in the Merger Agreement having been satisfied or waived and the simultaneous consummation of the Transactions, to purchase, directly or indirectly, an aggregate number of duly authorized, validly issued, fully paid and non-assessable Parent Shares from Parent that, together with the number of Parent Shares held by the undersigned and Daniel S. Loeb (whether directly or indirectly through one or more of his Affiliates or family members) collectively as of the Closing, equals 9.5% of the Parent Shares issued and outstanding as of immediately following the Closing, after giving effect to the Transactions but not including any such Parent Shares that were issued during the period between the date hereof and the Closing (rounded to the nearest share) (the “Maximum Percentage”). The undersigned shall purchase such Parent Shares at a price per Parent Share (the “Price”) equal to the lower of (i) $7.9828 (the “Initial Price”) and (ii) the product obtained by multiplying 0.6 times Parent’s fully diluted book value per share, which shall be equal to the lower of (A) Parent’s fully diluted book value per share disclosed in the most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed by Parent prior to the Closing and (B) the best estimate of Parent’s fully diluted book value per share as of the last day of the month immediately preceding Closing, as certified by Parent’s Chief Financial Officer (the “Adjusted Price”); provided that the aggregate purchase price for all Parent Shares to be purchased hereunder shall not exceed $53,000,000 (the amount of cash required thereof, the “Commitment”).  The foregoing obligation of the undersigned to fund the Commitment is subject to the simultaneous consummation of the transactions contemplated by the Merger Agreement; provided that (x) the undersigned shall not, under any circumstances, be obligated to fund to Parent (including via purchases of equity securities, capital contributions, other payments or in any other manner) more than the amount of the Commitment, (y) if the Price is equal to the Adjusted Price, then the Maximum Percentage shall be equal to the sum of 9.5% plus the Additional Amount. The Additional Amount shall be an amount, expressed as a percentage, equal to (i) 0.04 times (ii) the quotient of (a) the Initial Price minus the Adjusted Price divided by (b) the Initial Price; provided, further, that in no event shall the undersigned be obligated to purchase any Parent Shares to the extent that such purchase would cause the undersigned and Daniel S. Loeb (whether directly or indirectly through one or more of his Affiliates or family members) collectively to be treated as owning, directly, indirectly or constructively, greater than 9.9% of the Parent Shares by voting power or by value.  For the avoidance of doubt, the Commitment shall only be for purposes of purchasing Parent Shares by the undersigned pursuant to the terms and conditions of this Letter Agreement and not for any other purpose; provided that any Parent Shares purchased by the undersigned and Daniel S. Loeb (whether directly or indirectly through one or more of his Affiliates or family members) after the date this Letter Agreement becomes effective shall be purchased pursuant to the terms and conditions of this Letter Agreement until such time as the commitment made under this paragraph 1 by the undersigned has been fully discharged (including the funding of the Commitment).  The Parent Shares to be issued to the undersigned pursuant to this Letter Agreement shall be subject to, and treated as “Registrable Securities” as defined in, that certain Registration Rights Agreement, dated December 22, 2011, by and among Parent and the other parties named therein (“2011 Registration Rights Agreement”); provided, that any Parent Shares held by the undersigned and Daniel S. Loeb (whether directly or indirectly through one or more of his Affiliates or family members) shall not be subject to the limitations set forth in the 2011 Registration Rights Agreement with respect to the maximum number of Shareholder Demand Registrations (as defined in the 2011 Registration Rights Agreement).
2.This Letter Agreement, including the undersigned’s obligation to fund the Commitment, shall terminate upon the earliest to occur of (a) the termination of the Merger Agreement, (b) the date that is within 30 days following the Walk-Away Date, and (c) the funding of the Commitment at the Closing (at which time the undersigned’s obligations hereunder shall be discharged). Upon any such termination of this Letter Agreement, any obligations of the undersigned hereunder will terminate automatically and neither of the parties hereto shall have any liability whatsoever to the other party.
3.For the purposes of Section 7 of the 2011 Registration Rights Agreement, the undersigned hereby consents to the granting of registration rights by Parent to CM Bermuda Ltd. (“CMB”) pursuant to the terms of the Registration Rights Agreement by and between Parent and CMB, in substantially the form attached to the Merger Agreement, to be dated as of the Closing Date. Pursuant to Section 11.4 of the 2011

Registration Rights Agreement, the undersigned hereby agrees that CMB shall constitute a “Shareholder” for purposes of Section 2(c) of the 2011 Registration Rights Agreement.
4.The undersigned’s obligation to fund the Commitment may be assigned; provided, that the undersigned shall not be released from its obligations hereunder upon such assignment.
5.This Letter Agreement shall be binding on and solely for the benefit of and enforceable by the undersigned (and its permitted assignees) and Parent, and nothing set forth in this Letter Agreement shall be construed to confer upon or give to any other Person any benefits, rights or remedies under or by reason of, or any rights to enforce or cause Parent to enforce, the Commitment or any provisions of this Letter Agreement. Notwithstanding the foregoing, the Related Parties of the undersigned and the Related Parties of such Related Parties shall be the third party beneficiaries of paragraph 6 of this Letter Agreement.
6.Notwithstanding anything that may be expressed or implied in this Letter Agreement, the parties hereto, by their acceptance of the benefits of this equity commitment, each covenant, agree and acknowledge that no Person other than the parties hereto shall have any obligation hereunder, and that (a) no recourse hereunder or under any documents or instruments delivered in connection herewith shall be had against any Affiliate of the undersigned or any former, current or future, direct or indirect director, manager, officer, employee, agent, financing source of the undersigned or any Affiliates of the undersigned, or any former, current or future heir, executor, administrator, trustee, successor or assign of any of the foregoing Persons (any such person or entity, other than the undersigned, a “Related Party”) or any Related Party of the undersigned’s Related Parties (including, without limitation, in respect of any liabilities or obligations arising under, or in connection with, the Merger Agreement and the transactions contemplated thereby or with respect to any dispute arising under or in any way related to the Merger Agreement and the transactions contemplated thereby or arising out of due diligence conducted in connection with or the negotiation, interpretation or enforcement of the Merger Agreement, whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, and (b) no personal liability whatsoever will attach to, be imposed on or otherwise incurred by any Related Party of the undersigned or any Related Party of the undersigned’s Related Parties under this Letter Agreement or any documents or instruments delivered in connection herewith or with the Merger Agreement or for any claim based on, in respect of, or by reason of such obligations hereunder or by their creation.
7.The undersigned hereby represents and warrants with respect to itself to Parent that (a) the undersigned has all authority to execute, deliver and perform this Letter Agreement, (b) the execution, delivery and performance of this Letter Agreement by the undersigned has been duly and validly authorized and approved by all necessary action of the undersigned, (c) this Letter Agreement has been duly and validly executed and delivered by the undersigned and constitutes a valid and legally binding obligation of the undersigned, (d) the execution, delivery and performance of this Letter Agreement by the undersigned does not and will not conflict with, violate the terms of or result in the acceleration of any obligation under any material contract, material commitment or other material instrument to which the undersigned is a party or is bound, in each case, except as such conflict, violation or acceleration of obligations would not reasonably be expected to prevent or materially delay the undersigned’s ability to perform its obligations hereunder.
8.This Letter Agreement, and all Actions (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Letter Agreement, or the negotiation, execution or performance of this Letter Agreement (including any Claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Letter Agreement or as an inducement to enter into this Letter Agreement), shall in all respects be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware applicable to agreements made and to be performed entirely within such state without giving effect to any conflicts of law principles of such state that might refer the governance, construction or interpretation of such agreements to the Laws of another jurisdiction.
9.All Actions arising out of or relating to the interpretation and enforcement of the provisions of this Letter Agreement shall be heard and determined in the Delaware Court of Chancery, or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware, or, if both the Delaware Court of Chancery and the federal courts within the State of Delaware decline to accept jurisdiction over a particular matter, any other state court within the State of Delaware, and, in each case, any appellate court therefrom. The parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Actions and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this paragraph 9 shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Letter Agreement shall be effective if notice is given by overnight courier at the address (i) set forth in Section 8.09 of the Merger Agreement in the case of the Parent and (ii) set forth on the signature page hereto next to the name of the undersigned. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing contained in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.
10.EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS LETTER AGREEMENT IS

LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS LETTER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS PARAGRAPH 10.
11.This Letter Agreement together with the Merger Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof. This Agreement may be changed, modified or amended, and the provisions and terms hereof may be waived, or the time for its performance extended, only by instrument in writing signed by each of the parties hereto, or, in the case of a waiver, by the party having the right to waive compliance with such provision or term. This Letter Agreement may be executed in one or more counterparts, and by the different parties to each such agreement in separate counterparts, each of which will be deemed to constitute an original, but all of which shall constitute one and the same agreement, and may be delivered by email or other electronic means intended to preserve the original graphic or pictorial appearance of a document, such delivery by email or other electronic means to be deemed as effective as delivery of a manually executed counterpart of this Letter Agreement.
[Rest of Page Left Intentionally Blank]

Very truly yours,
Third Point Opportunities Master Fund Ltd.

By: /s/ Josh Targoff
Name: Josh Targoff
Title: Chief Operating Officer and General Counsel

[Signature Page to Equity Financing Commitment]

Acknowledged and agreed solely for the purposes of paragraph 3:
        Daniel S. Loeb
/s/ Daniel S. Loeb
[Signature Page to Equity Financing Commitment]

Acknowledged and agreed as of
the date first above written:

Third Point Reinsurance Ltd.

By: /s/ Sid Sankaran
        Name: Sid Sankaran
        Title: Director

[Signature Page to Equity Financing Commitment]

Annex I
Merger Agreement

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